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                                              EXHIBIT 99.1


For Immediate Release
CONTACT:                                             MEDIA CONTACT:
James B. Dale, Chief Financial Officer               Jerry Daly or Carol McCune
847-228-5401, x361                                   703-435-6293
jimdale@arlingtonhospitality.com                     jerry@dalygray.com


         ARLINGTON HOSPITALITY, INC. ANNOUNCES CORPORATE RESTRUCTURING


         ARLINGTON HEIGHTS, Ill., July 16, 2003--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company and the nation's largest franchisee of AmeriHost Inn hotels, today announced a corporate restructuring in connection with the company's previously announced new growth-oriented business plan.

         As part of the plan, the company confirmed plans to sell 25 to 30 of its hotels over the next two years and to use the proceeds to accelerate its hotel development program of AmeriHost Inn hotels, primarily in joint venture arrangements. In anticipation of this shift toward accelerating hotel development and reducing hotel ownership:

         o The company will reduce its corporate and regional operations staff by 13 people, or approximately 20 percent. This move is expected to result in annual savings of approximately $580,000 in labor and related costs. The company expects these savings will be partially offset by the addition of certain key positions as described below.

         o The company has not replaced several corporate positions which had been vacated as a result of normal attrition during the last three months, saving the company approximately $165,000 annually in payroll and related costs. In addition, the company has not filled several positions which had been budgeted for in 2003.



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         o  The restructuring will include a reduction in the size of the company's corporate office space needs. Arlington, which owns the building that houses its corporate offices, plans to re-lease the vacated space.

         The company expects to incur non-recurring restructuring charges of approximately $140,000 over the next six months, which will be accounted for in accordance with Financial Accounting Standards Board Statements No. 112 and No. 146.

         According to Arlington's president and chief operating officer, Jerry
H. Herman, the company concurrently is building its development team to help execute the new business plan. "We are conducting an executive search for four experienced executives to support our new development initiatives, including a senior vice president of business development, senior vice president of construction, vice president of finance/corporate controller and senior financial/market analyst. When hired, these executives will bring additional depth and knowledge in hotel development, acquisitions and capital markets."

         The company has engaged HVS Executive Search, and its president, Keith Kefgen (kkefgen@hvsinternational.com), to assist in the search process. "We anticipate announcing our expanded team shortly," Herman said.

         "As we shift to a development mode and reduce our existing hotel portfolio, we are changing the composition of our staff to reflect our future direction, which we believe will better position Arlington for growth," he added. "Over the next six months, we will reduce our existing corporate staff, primarily in hotel management and accounting, to levels that better


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correspond with our smaller portfolio. We have put into place a comprehensive separation package, including an out-placement program, to assist our associates in transitioning to new career opportunities."

ABOUT ARLINGTON HOSPITALITY, INC.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 71 properties in 17 states, including 62 AmeriHost Inn hotels, for a total of 5,224 rooms, with additional AmeriHost Inn & Suites hotels under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with approximately 100 properties located in 20 states. Cendant Corporation (NYSE:
CD) is the franchisor of the AmeriHost Inn brand.

         This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. All forward-looking statements included in this press release are based on information available at the time of the release, and Arlington Hospitality assumes no obligation to update any forward-looking statement.

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